EXHIBIT 21

SUBSIDIARIES OF THE REGISTRANT

At April 24, 2005, the Registrant had the following subsidiary companies, all of which are directly or indirectly wholly owned unless otherwise indicated in the footnotes:

Company	Jurisdiction of Incorporation
Subsidiaries producing manufactured housing:
Fleetwood Homes of Arizona, Inc.	Arizona
Fleetwood Homes of California, Inc.	California
Fleetwood Homes of Florida, Inc.	Florida
Fleetwood Homes of Georgia, Inc.	Georgia
Fleetwood Homes of Idaho, Inc.	Idaho
Fleetwood Homes of Indiana, Inc.	Indiana
Fleetwood Homes of Kentucky, Inc.	Kentucky
Fleetwood Homes of Mississippi, Inc.(1)	Mississippi
Fleetwood Homes of North Carolina, Inc.	North Carolina
Fleetwood Homes of Oklahoma, Inc.(1)	Oklahoma
Fleetwood Homes of Oregon, Inc.	Oregon
Fleetwood Homes of Pennsylvania, Inc.	Pennsylvania
Fleetwood Homes of Tennessee, Inc.	Tennessee
Fleetwood Homes of Texas, LP	Texas
Fleetwood Homes of Virginia, Inc.	Virginia
Fleetwood Homes of Washington, Inc.	Washington
Subsidiaries producing motor homes:
Fleetwood Motor Homes of California, Inc.	California
Fleetwood Motor Homes of Indiana, Inc.	Indiana
Fleetwood Motor Homes of Pennsylvania, Inc.	Pennsylvania
Subsidiaries producing travel trailers:
Fleetwood Travel Trailers of California, Inc.	California
Fleetwood Travel Trailers of Indiana, Inc.	Indiana
Fleetwood Travel Trailers of Kentucky, Inc.	Kentucky
Fleetwood Travel Trailers of Maryland, Inc.	Maryland
Fleetwood Travel Trailers of Nebraska, Inc.(1)	Nebraska
Fleetwood Travel Trailers of Ohio, Inc.	Ohio
Fleetwood Travel Trailers of Oregon, Inc.	Oregon
Fleetwood Travel Trailers of Texas, Inc.	Texas
Fleetwood Travel Trailers of Virginia, Inc.(1)	Virginia
Fleetwood Canada Ltd.(2)	Ontario, Canada
Subsidiary producing folding trailers:
Fleetwood Folding Trailers, Inc.	Delaware
Supply subsidiaries:
Gold Shield, Inc.	California
Gold Shield of Indiana, Inc.	Indiana
Hauser Lake Lumber Operation, Inc.(1)	Idaho
Subsidiaries involved in manufactured housing retail business:
Expression Homes Corporation(1)(3)	Delaware
Fleetwood Retail Corp.	Delaware
Fleetwood Retail Investment Corp.(1)	California
Fleetwood Retail Corp. of Alabama(4)	Delaware
Fleetwood Retail Corp. of Arizona(4)	Arizona

Fleetwood Retail Corp. of Arkansas(4)	Arkansas
Fleetwood Retail Corp. of California(4)	California
Fleetwood Retail Corp. of Colorado(4)	Colorado
Fleetwood Retail Corp. of Florida(4)	Florida
Fleetwood Retail Corp. of Georgia(4)	Georgia
Fleetwood Retail Corp. of Idaho(4)	Idaho
Fleetwood Retail Corp. of Illinois(4)	Illinois
Fleetwood Retail Corp. of Kansas(4)	Delaware
Fleetwood Retail Corp. of Kentucky(4)	Kentucky
Fleetwood Retail Corp. of Louisiana(4)	Louisiana
Fleetwood Retail Corp. of Michigan(4)	Michigan
Fleetwood Retail Corp. of Mississippi(4)	Mississippi
Fleetwood Retail Corporation of Missouri(4)	Missouri
Fleetwood Home Centers of Nevada, Inc.(4)	Nevada
Fleetwood Retail Corp. of New Mexico(4)	New Mexico
Fleetwood Retail Corp. of North Carolina(4)	North Carolina
Fleetwood Retail Corp. of Ohio(4)	Ohio
Fleetwood Retail Corp. of Oklahoma(4)	Oklahoma
Fleetwood Retail Corp. of Oregon(4)	Oregon
Fleetwood Retail Corp. of South Carolina(4)	South Carolina
Fleetwood Retail Corp. of Tennessee(4)	Tennessee
Fleetwood Home Centers of Texas, Inc.(4)	Texas
Fleetwood Retail Corp. of Virginia(4)	Virginia
Fleetwood Retail Corp. of Washington(4)	Delaware
Fleetwood Retail Corp. of West Virginia(4)	West Virginia
Other subsidiaries:
Continental Lumber Products, Inc.	California
C.V. Aluminum, Inc.(1)	California
Fleetwood Capital Trust I	Delaware
Fleetwood General Partner of Texas, Inc.(6)	Delaware
Fleetwood Holdings, Inc.	Delaware
Fleetwood Holidays, Inc.(1)	Florida
Fleetwood Homes Investment, Inc.(6)	California
Fleetwood Housing International, Inc.	Delaware
Fleetwood International, Inc.	California
Fleetwood Vacation Club, Inc.	Delaware
FVC Management Co., Inc.(7)	Delaware
Gibraltar Insurance Company, Ltd.	Bermuda
GSF Installation Co.(1)	California
HomeOne Credit Corp.	Delaware
Home Sentry Insurance Agency, Inc.(5)	Texas
National Home Shield Insurance Agency of Alabama, Inc.(5)	Alabama

(1)          Wholly owned subsidiary inactive at April 24, 2005.

(2)          Wholly owned subsidiary of Fleetwood International, Inc.

(3)          Wholly owned subsidiary of Fleetwood Retail Investment Corp.

(4)          Wholly owned subsidiary of Fleetwood Retail Corp.

(5)          Wholly owned subsidiary of HomeOne Credit Corp.

(6)          Partners of Fleetwood Homes of Texas, LP.

(7)          Wholly owned subsidiary of Fleetwood Vacation Club, Inc.